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                                                                    Exhibit 21.1

                       UNITED STATES MARINE REPAIR, INC.

                                  SUBSIDIARIES

                                                 Jurisdiction of
                  Company                         Incorporation
                  -------                        ---------------
          Southwest Marine, Inc.                   California
        San Francisco Drydock, Inc.                California
Norfolk Shipbuilding & Drydock Corporation          Virginia
        Capital Air Services, Inc.                  Delaware
         Marepcon Financial Corp.                   Virginia